Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the common stock beneficially owned by each of them of Zayo Group Holdings, Inc. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 12th day of February, 2015.

M/C VENTURE PARTNERS VI, L.P.
By: M/C VP VI, L.P., its general partner
By: M/C Venture Partners, LLC, its general partner

By:	/s/ Gillis S. Cashman
Name:	Gillis S. Cashman
Title:	Manager

M/C VENTURE INVESTORS L.L.C.

By:	/s/ Gillis S. Cashman
Name:	Gillis S. Cashman
Title:	Manager

M/C VP VI, L.P.
By: M/C Venture Partners, LLC, its general partner

By:	/s/ Gillis S. Cashman
Name:	Gillis S. Cashman
Title:	Manager

M/C VENTURE PARTNERS, LLC

By:	/s/ Gillis S. Cashman
Name:	Gillis S. Cashman
Title:	Manager

CORELINK DATA CENTERS, LLC
By: M/C Venture Partners VI, L.P., its managing member
By: M/C VP VI, L.P., its general partner
By: M/C Venture Partners, LLC, its general partner

By:	/s/ Gillis S. Cashman
Name:	Gillis S. Cashman
Title:	Manager